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EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-1 of TravelCenters of America LLC of our report dated May 30, 2006, except for Note 24, as to which the date is September 15, 2006 and Note 6, as to which the date is November 17, 2006 relating to the financial statements and the financial statement schedule of TravelCenters of America, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio
December 12, 2006

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  EXHIBIT 23.4